EXHIBIT 23(b)



               Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 2001, included or incorporated by reference in FirstEnergy Corp.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.






                                s/ARTHUR ANDERSEN LLP
                                --------------------------------
                                Arthur Andersen LLP


Cleveland, Ohio
June 12, 2001

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